UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2024

Carlyle Secured Lending, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00995	80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, Suite 3400
New York	New York	10017
(Address of Principal Executive Offices)		(Zip Code)
(212) 813-4900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CGBD	The Nasdaq Global Select Market
8.20% Notes due 2028	CGBDL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.
On July 2, 2024 (the "Refinancing Date"), Carlyle Secured Lending Inc. (the "Company") completed a $410,000,000 term debt securitization refinancing (the “2015-1R Refinancing”), also known as a collateralized loan obligation refinancing, which is a form of secured financing incurred by the Company. The secured debt issued in the 2015-1R Refinancing were issued by the Company’s consolidated subsidiary Carlyle Direct Lending CLO 2015-1R LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) and are backed by a portfolio of collateral obligations consisting of middle market loans as well as by other assets of the Issuer.
The 2015-1R Refinancing was executed by the issuance of the following classes of notes and loans pursuant to an indenture and security agreement dated as of June 26, 2015 (the "Original Closing Date") by and among the Issuer and State Street Bank and Trust Company, as supplemented by the first supplemental indenture dated as of August 30, 2018 (the "Previous Closing Date") and as further amended by the second supplemental indenture dated as of the Refinancing Date (the “Indenture”), by and between the Issuer and State Street Bank and Trust Company:
•$240,000,000 of AAA Class A-1-1-A Notes, which bear interest at SOFR plus 1.80%,
•$50,000,000 of AAA Class A-L Loans, which bear interest at SOFR plus 1.80%,
•$20,000,000 of AAA Class A-1-2-B Notes, which bear interest at SOFR plus 2.00%,
•$30,000,000 of AA Class A-2-RR Notes, which bear interest at SOFR plus 2.15%,
•$40,000,000 of A Class B-R Notes, which bear interest at SOFR plus 2.75%, and
•$30,000,000 of BBB- Class C-R Notes, which bear interest at SOFR plus 3.75% (together, the “CLO Debt”).
The CLO Debt is secured by middle market loans and other assets of the Issuer. The CLO Debt is scheduled to mature in July 2036. The proceeds from the 2015-1R Refinancing were used to redeem in full the outstanding principal on the classes of notes issued on the Previous Closing Date and to pay expenses incurred in connection with the 2015-1R Refinancing.
As of the Previous Closing Date, the Issuer had $104,525,000 of subordinated securities issued in the form of 104,525 preferred interests ($1,000 per preferred interests) (the “Preferred Interests”), which were held by the Company. On the Refinancing Date, the Issuer issued additional Preferred Interests with an aggregate notional amount of $13,529,000 to the Company.
The CLO Debt is the secured obligation of the Issuer, and the Indenture includes customary covenants and events of default. The CLO Debt has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.
Carlyle Global Credit Investment Management L.L.C. will continue to serve as the collateral manager for the Issuer under the collateral management agreement dated as of the Original Closing Date (as amended on the Previous Closing Date and as amended on the Refinancing Date, the "Collateral Management Agreement").
The above description of the documentation related to the 2015-1R Refinancing and other arrangements entered into on the Refinancing Date contained in this Current Report on Form 8-K do not propose to be complete and are qualified in their entirety by reference to the underlying agreements, including the Indenture and the Collateral Management Agreement, each filed as exhibits hereto and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.1	Third Supplemental Indenture, dated as of July 2, 2024 to the Indenture dated as of June 26, 2015 between Carlyle Direct Lending CLO 2015-1R LLC and State Street Bank and Trust Company as trustee.

10.2
Second Amendment to Collateral Management Agreement, dated as of July 2, 2024, to the Collateral Management Agreement entered into by Carlyle Direct Lending CLO 2015-1R LLC and Carlyle Global Credit Investment Management L.L.C.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLYLE SECURED LENDING, INC.
(Registrant)

Dated: July 9, 2024	By:	/s/ Joshua Lefkowitz
Name: Joshua Lefkowitz
Title: Secretary